Exhibit 23.1

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on S-1 of Privileged World Travel Club Inc. of our report dated August 21, 2012, relating to the financial statements for the period from May 18 (inception) to May 31, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

December 13, 2012